CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Bywater Resources, Inc. (the “Company”) on Form 10-QSB for the period ending February 28, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Rolf Harms, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-QSB for the period ending February 28, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-QSB for the period ending February 28, 2007, fairly presents, in all material respects, the financial condition and results of operations of Bywater Resources, Inc.

Dated: April 16, 2007

BYWATER RESOURCES INC.

By:	/s/ Rolf Harms Chief Executive Officer and Chief Financial Officer